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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated February 29, 2008, accompanying the consolidated financial statements and management's assessment of effectiveness of internal control over financial reporting of Digimarc Corporation included in the Annual Report of Digimarc Corporation on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the registration statements of Digimarc Corporation on Form S-3 (File No. 333-108670, effective September 10, 2003, File No. 333-142125, effective April 13, 2007) and on Form S-8 (File No. 333-31114, effective February 25, 2000, File No. 333-42042, effective July 24, 2000, File No. 333-65256, effective July 17, 2001, File No. 333-82660, effective February 13, 2002, File No. 333-105097, effective May 8, 2003, File No. 333-115074, effective April 30, 2004, File No. 333-128096, effective September 2, 2005, and File No. 333-141206, effective March 9, 2007).

/s/ GRANT THORNTON LLP

Portland, Oregon
February 29, 2008

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  Exhibit 23.1